Exhibit 10.19

                             STOCK PLEDGE AGREEMENT

         THIS AGREEMENT is made as of the 14th day of March, 2002, by and among BALANCED CARE CORPORATION, a Delaware corporation, having its place of business at 1215 Manor Drive, Mechanicsberg, Pennsylvania 17055 (the "Pledgor"); BALANCED CARE TENANT (MT), INC., a Delaware corporation, having a place of business at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055 (the "Lessee"); and MEDITRUST ACQUISITION COMPANY II LLC, a Delaware limited liability company, having a principal address at 197 First Avenue, Needham Heights, Massachusetts 02494 (the "Lessor").

                                  WITNESSETH:

         WHEREAS, the Lessee is the holder of the lessee's interest under those certain twelve (12) Facility Lease Agreements more particularly described in EXHIBIT A (the "Existing Leases") and the Lessor is the holder of the lessor's interest thereunder;

         WHEREAS, the Lessee, the Lessor and Affiliates of the Lessee and the Lessor are parties to that certain Option, Settlement and Release Agreement dated February 6, 2002 (the "Option Agreement"), pursuant to which, among other things, (i) the Lessee and the Lessor agreed to amend, restate and consolidate the Existing Leases pursuant to that certain Master Facility Lease Agreement of even date herewith to be executed simultaneously herewith by and between the Lessor and the Lessee (the "Lease"), (ii) the Pledgor agreed to execute and deliver the Guaranty (as defined under the Lease), pursuant to which the Pledgor guaranties the complete payment and performance of the Lease Obligations (as defined under the Lease) and (iii) the Lessee and the Pledgor agreed to execute and deliver this Agreement as additional security for the Obligations (as defined under the Lease); and

         WHEREAS, all capitalized terms used herein and not expressly defined herein shall have the same meanings ascribed to such terms in the Lease;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, which consideration includes (a) the Lessor's agreement to enter into the Option Agreement and grant the Option

Right (as defined under the Option Agreement) to the Buyer, (b) the Lessor's agreement to the "IPC/BCC Release" and the "BCC Release" (as such terms are defined under the Option Agreement) and (c) the Lessor's agreement, notwithstanding the Existing Defaults (as defined under the Option Agreement), to consent to the Stock Transfers, the parties hereto agree as follows:

        1. Pledge. The Pledgor hereby pledges, grants a security interest in, mortgages, assigns, transfers, delivers, sets over and confirms unto the Lessor, its successors and assigns, all of the Pledgor's right, title and interest in and to One Thousand (1,000) shares of common stock, $0.01 par value per share, of the Lessee, registered in the name of the Pledgor (collectively, the "Pledged Shares"), and the certificates representing or evidencing the Pledged Shares, with stock powers attached duly endorsed in blank, as security for the complete payment and performance of the Lessee's obligations under the Lease Documents and for the complete payment and performance of all of the other Obligations.

         2. Representations and Warranties. The Pledgor and the Lessee jointly and severally represent and warrant that:

                  (i) there are no restrictions upon the transfer of the Pledged Shares and that the Pledgor has good and valid title to the Pledged Shares free and clear of any liens, charges or encumbrances thereon or affecting title thereto;

                  (ii) the Pledgor (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has the corporate power and holds all licenses necessary to carry on its business as it is being conducted and (c) is duly qualified to transact business as a foreign corporation in each jurisdiction in which qualification is required and where failure to do so would have a material adverse effect on the business of the Pledgor;

                  (iii) the Lessee (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has the corporate power and holds all licenses necessary to carry on its business as it is being conducted and (c) is duly qualified to transact business as a foreign corporation in each jurisdiction in which qualification is required and where failure to do so would have a material adverse effect on the business of the Lessee;

                  (iv) the Pledged Shares have been duly and validly authorized and issued and are fully paid and non-assessable and constitute all of the issued and outstanding shares of common stock of the Lessee;

                  (v) no shares of capital stock of the Lessee having voting rights, actually or contingently, other than the Pledged Shares are outstanding;

                  (vi) there are no outstanding subscriptions, warrants, calls, options, rights, commitments, securities or agreements calling for the issuance of, or convertible or exchangeable into, any shares of capital stock of the Lessee or for the issuance of any securities convertible or exchangeable, actually or contingently, into such shares;

                  (vii) the Pledgor and the Lessee have full power, authority and legal right and any approval required by law to enter into and carry out the terms, provisions and agreements hereof and to make the representations and warranties contained herein;

                  (viii) the execution, delivery and performance of this Agreement by the Pledgor and the Lessee and the delivery of the Pledged Shares to the Lessor by the Pledgor do not contravene and will not result in the breach of any of the terms and provisions of, or constitute a default under, the charter documents of the Pledgor or the Lessee or any note, indenture, mortgage, deed of trust, other agreement, commitment, contract, or other instrument, obligation or restriction affecting the Pledgor, the Lessee or any property owned by the Pledgor or the Lessee, or violate any statute, ordinance, by-law, code, rule, ruling, regulation, restriction, order, judgment, decree, writ, judicial or administrative interpretation or injunction of any Governmental Authority having jurisdiction over the Pledgor, the Lessee or any property owned by the Pledgor or by the Lessee;

                  (ix) except as already obtained or filed, as the case may be, no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition to the delivery of the Pledged Shares to the Lessor by the Pledgor, the execution and delivery of this Agreement by the Pledgor and/or the Lessee or any of the other Lease Documents to which the Pledgor and/or the Lessee is a party to and the performance of their respective obligations thereunder or as a condition to the validity (assuming the due authorization, execution and delivery by the Lessor of the Lease Documents to which it is a party) or enforceability of any of the same;

                  (x) this Agreement and the delivery of the Pledged Shares to the Lessor creates a duly perfected first and prior possessory security interest in the Pledged Shares in Lessor's favor; and

                  (xi) this Agreement represents the legal, valid and binding obligation of the Pledgor and the Lessee enforceable against them in accordance with its terms.

         3. Covenants. The Pledgor covenants that, until such time as the Obligations have been fully paid and performed, the Pledgor:

                  (i) shall not, directly or indirectly, sell, assign, exchange, convey, pledge, alienate, hypothecate, gift, devise or otherwise transfer or grant any option with respect to any of the Pledgor's rights to the Pledged Shares, whether voluntarily or by operation of law, except to the extent permitted under section 19.4 of the Lease;

                  (ii) shall not, directly or indirectly, create or suffer to exist any lien, security interest or other charge or encumbrance against, in or with respect to any of the Pledged Shares, whether voluntarily or by operation of law, except for the pledge hereunder and the security interest created hereby;

                  (iii) shall warrant and defend the title to the Pledged Shares and the lien thereon conveyed to the Lessor by this Agreement against the claims of all Persons;

                  (iv) shall pay, when due, all taxes and any other charges which may form the basis of a lien, claim or expense upon or in connection with the Pledged Shares or any interest therein;

                  (v) without limiting the covenants set forth above in clause
(ii) of this Section 3, shall provide written notice to the Lessor of all encumbrances of any kind or nature hereafter placed on the Pledged Shares, such notice to be delivered to the

Lessor within five (5) days of the occurrence of any such encumbrance; and

                  (vi) shall keep in effect its existence and rights as a corporation under the laws of the state of its incorporation, except as otherwise provided under Section 19.4 of the Lease.

         The Pledgor and the Lessee jointly and severally covenant that (a) they shall not either knowingly or negligently (with or without knowledge) take any action which would in any manner impair the value of any of the Pledged Shares;
(b) shall not agree to a termination of, any supplement to or any amendment or modification of the charter documents of the Lessee and (c) no additional shares of capital stock or other securities of the Lessee having voting rights, actually or contingently, shall be issued, sold or otherwise disposed of by the Lessee after the date hereof other than to the Pledgor pursuant to a Reorganization (as hereinafter defined in Section 4).

        4. Stock Dividends; Reorganizations. In the event of any one or more reclassifications, changes, exchanges, stock splits, stock dividends, stock consolidations, or other subdivisions or combinations of the shares of any class of the Lessee's capital stock or of any immediate or remote successor to substantially all of the Lessee's business or assets pursuant to any one or more of the events described in this sentence, or consolidations of the Lessee or any such successor with, or mergers of the Lessee or any such successor into, other corporations, or other recapitalizations or reorganizations affecting the Lessee or any such successor, or any one or more sales or conveyances to another corporation of the Lessee's property or any such successor as an entirety or substantially as an entirety (a "Reorganization"), the Pledgor shall pledge as collateral hereunder all securities and property which come to the Pledgor as a result of that and subsequent Reorganizations, except for securities and property surrendered or cancelled pursuant to any of same, along with appropriate stock transfer powers duly endorsed in blank, and all other instruments the Lessor may deem necessary or desirable to vest or confirm title to same or facilitate foreclosure, assignment, sale or other transfer thereof. Such securities and property shall stand pledged and assigned in the same manner as the property described in Section 1 hereof and the term "Pledged Shares" shall include such securities and property.

        5. Voting Power, Dividends, Etc. Subject to the terms and provisions of the Affiliated Party Subordination Agreement, unless and until an Event of Default (as hereinafter defined), the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares, and, subject to the Affiliated Party Subordination Agreement, the Pledgor shall be entitled to receive and retain any dividends on the Pledged Shares paid in cash out of earned surplus of the Lessee free and clear of the security interest created by this Agreement; provided, however, that no vote shall be cast or consent given which would be inconsistent with or violate any of the provisions of this Agreement or any of the Lease Documents.

         If any Event of Default shall have occurred, then and whether or not the Lessor exercises any available option to declare a default under any of the Lease Documents or seeks or pursues any other relief or remedy available to the Lessor under any of the Lease Documents:

               (i) upon written notice from the Lessor to the Pledgor, the Pledgor shall vote and exercise all consensual and other powers of ownership pertaining to the Pledged Shares in such manner as the Lessor in its sole and absolute discretion may direct and, if the Lessor shall so request in writing, the Pledgor agrees to execute and deliver to the Lessor such additional powers, authorizations, proxies, dividends and such other documents as the Lessor may request to secure to the Lessor the rights, powers and authorities intended to be conferred upon the Lessor by this Section 5; and

              (ii) all dividends and other distributions (whether in cash or in kind) on the Pledged Shares shall be retained by the Lessee and, at the option of the Lessor, after the occurrence of an Event of Default, shall be paid directly to the Lessor and, at the option of the Lessor, may be applied toward the Obligations (in such order as the Lessor, in its sole and absolute discretion, shall determine) and/or retained by it as part of the Pledged Shares, subject to the terms of this Agreement, and, if the Lessor shall so request in writing, the Pledgor agrees to execute and deliver to the Lessor appropriate additional dividend, distribution and other orders and documents to that end.

        6. Sale of Pledged Shares After an Event of Default. If any Event of Default shall have occurred, then, at the Lessor's option, in addition to any rights and remedies the Lessor may otherwise have, and without further demand, advertisement or notice, and in any manner necessary to comply with the applicable requirements of the Internal Revenue Code concerning real estate investment trusts, except as expressly provided for in subsection (i) of this
Section 6, the Lessor may apply the cash, if any, then held by it as collateral hereunder, for the purposes and in the manner provided in Section 7 hereof, or if there shall be no such cash or the cash so applied shall be insufficient to make in full all payments provided in subsections (i) and (ii) of Section 7 hereof, the Lessor may:

               (i) elect to sell the Pledged Shares, or any part thereof, in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Lessor, at the Lessor's place of business or elsewhere, for cash or on credit, and at such reasonable price or prices as the Lessor shall determine, and the Lessor may be the purchaser of any or all of the Pledged Shares so sold. The Lessor may, in its reasonable discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lessor that they are purchasing the Pledged Shares for their account, for investment, and not with a view to the distribution or resale of any thereof. Upon any such sale the Lessor shall have the right to deliver, assign and transfer the Pledged Shares so sold directly to the purchaser thereof. Each purchaser (including the Lessor) at any such sale shall hold the Pledged Shares so sold, absolutely free from any claim or right of whatever kind, including, without limitation, any equity or right of redemption, of the Pledgor, which the Pledgor hereby specifically waives, to the extent the Pledgor may lawfully do so, and all rights of redemption, stay or appraisal which the Pledgor has or may have under any rule of law or statute now existing or hereafter adopted. The Lessor shall give the Pledgor at least ten (10) days' written notice (which shall constitute reasonable notice) of any public or private sale and shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as the Lessor shall fix in the notice of such sale. At any such sale the Pledged Shares may be sold in one lot as an entirety or in separate lots. The Lessor shall not be obligated to make any sale pursuant to any such notice. The Lessor, without notice or publication, may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Pledged Shares on credit, the Pledged Shares so sold may be retained by the Lessor until the selling price is paid by the purchaser thereof, but the Lessor shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Shares so sold, and in case of any such failure, such Pledged Shares may again be sold under and pursuant to the provisions hereof; or

                  (ii) proceed by a suit or suits at law or in equity to foreclose upon this Agreement and sell the Pledged Shares, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         The Lessor, as attorney-in-fact pursuant to Section 10 hereof may, in the name and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Pledged Shares sold pursuant to subsection (i) or (ii) of this Section 6. If so requested by the Lessor, the Pledgor shall ratify and confirm any sale or sales by executing and delivering to the Lessor or to such purchaser or purchasers, all such instruments as may, in the judgment of the Lessor, be reasonably necessary or appropriate for such purpose.

         The receipt of the Lessor for the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser of the Pledged Shares, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

         The curing of any Event of Default shall not divest the Lessor of its rights under this Section 6 or any other provision of this Agreement unless and until the Lessor waives said rights in writing.

         7. Application of Proceeds. The proceeds of any sale, or of collection, of all or any part of the Pledged Shares shall be applied by the Lessor, without any marshalling of assets, towards payment of the items immediately set forth below, in the following order:

                  (i) all costs and expenses of such sale, including, without limitation, reasonable compensation to the Lessor and its agents, attorneys and counsel, and all other expenses, liabilities and advances made or reasonably incurred by the Lessor in connection therewith; and

                  (ii) the Obligations (in such order as the Lessor, in its sole and absolute discretion shall determine);

after which, any surplus from such proceeds shall be paid to the Pledgor and the Pledgor's successors assigns, heirs, executors or administrators, or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        8. Events of Default. For purposes of this Agreement, an Event of Default shall mean the occurrence of any one of the following events: (i) any default by the Pledgor and/or the Lessee in the due observance or performance of any covenant or agreement of the Pledgor and/or the Lessee, as the case may be, contained herein or any breach by the Pledgor and/or the Lessee of any representation or warranty herein contained, and, in each case, failure by the defaulting party or parties to cure such default within thirty (30) days after the date such party or parties first become aware of such default or receive notice of such default from the Lessor, whichever shall first occur or (ii) any Lease Default.

        9. Obligations with Respect to the Pledged Shares. The Lessor shall have no duty as to the collection or protection of the Pledged Shares or any income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody thereof. The Lessor may exercise its rights with respect to the Pledged Shares without resorting or regard to other security or sources of reimbursement.

       10. Lessor Appointed Attorney-in-Fact; Indemnity. The Lessor is hereby appointed as attorney-in-fact, with full power of substitution, of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof. The power of attorney conferred on the Lessor pursuant to the provisions of this Section 10, being coupled with an interest, shall be irrevocable until all of the Obligations have been fully paid and performed and shall not be affected by any disability or incapacity which the Pledgor may suffer and shall survive the same. Such power of attorney is provided solely to protect the interests of the Lessor and shall not impose any duty on the Lessor to exercise any such power, and neither the Lessor nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

         The Pledgor shall and hereby agrees to indemnify and save harmless the Lessor from and against any liability or damage which it may incur, in good faith and without negligence, in the exercise and performance of any of Lessor's powers and duties specifically set forth herein and in connection with the enforcement of this indemnity agreement. The indemnity provisions of this
Section 10 shall survive the complete payment and performance of the Obligations and the termination of the Lease.

         11. Governing Law. This Agreement shall in all respects be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts.

         To the maximum extent permitted by applicable law, the Pledgor and the Lessee hereby submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of, or with respect to any of the Lease Documents, the negotiation and/or consummation of the transactions evidenced by the Lease Documents, the Lessor's relationship of any member of the Leasing Group in connection with the transactions evidenced by the Lease Documents and/or the performance of any obligation or the exercise of any remedy under any of the Lease Documents and expressly waive any and all objections the Pledgor and the Lessee may have as to venue in any of such courts.

       12. Termination of Pledge. This Agreement shall be terminated upon the complete payment and performance of the Obligations. Upon the termination of this Agreement, the Lessor shall forthwith assign, transfer and deliver to the Pledgor, without representation, warranty or recourse, all of the Pledged Shares, if any, then held by the Lessor in pledge hereunder as security for the Obligations and shall execute any instrument reasonably requested by the Pledgor to evidence the termination of this Agreement.

       13. Notices. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the Pledgor:                  Balanced Care Corporation
                                    1215 Manor Drive
                                    Mechanicsburg, Pennsylvania  17055
                                    Attn:  President

With copies to:                     Balanced Care Corporation
                                    1215 Manor Drive
                                    Mechanicsburg, Pennsylvania  17055
                                    Attn:  General Counsel

                                    Kirkpatrick and Lockhart
                                    Henry W. Oliver Building
                                    535 Smithfield Street
                                    Pittsburg, Pennsylvania  15222-2312
                                    Attn:  Steven Adelkoff, Esq.

If to the Lessee:                   Balanced Care at Stafford, Inc.
                                    1215 Manor Drive
                                    Mechanicsburg, Pennsylvania  17055
                                    Attn:  President

With copies to:                     Balanced Care Corporation
                                    1215 Manor Drive
                                    Mechanicsburg, Pennsylvania  17055
                                    Attn:  General Counsel


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
                                    Kirkpatrick and Lockhart
                                    Henry W. Oliver Building
                                    535 Smithfield Street
                                    Pittsburgh, Pennsylvania  15222-2312
                                    Attn:  Steven Adelkoff, Esq.

If to the Lessor:                   Meditrust Acquisition Company II LLC
                                    197 First Avenue
                                    Needham Heights, Massachusetts  02494
                                    Attn:  President

With copies to:                     Meditrust Acquisition Company II LLC
                                    197 First Avenue
                                    Needham Heights, Massachusetts  02494
                                    Attn: General Counsel

                                    Nutter, McClennen & Fish, LLP
                                    One International Place
                                    Boston, Massachusetts  02110-2699
                                    Attn:  Marianne Ajemian, Esq.

or at such other place as any of the parties hereto may from time to time hereafter designate to the others in writing. Any notice given to the Pledgor or the Lessee by the Lessor at any time shall not imply that such notice or any further or similar notice was or is required.

       14. General Provisions; Rules of Construction. The provisions set forth in Article 23 and Sections 2.2, 11.5.4, 16.8 through 16.10, 24.2 through 24.10 and 24.12 of the Lease are hereby incorporated herein by reference, mutatis, mutandis and shall be applicable to this Agreement as if set forth in full herein.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year first above written.

WITNESS:                                             Pledgor:

                                                     BALANCED CARE CORPORATION, a
                                                     Delaware corporation

/s/Jaynelle D. Covert                                By:/s/Robin L. Barber       (SEAL)
Name: Jaynelle D. Covert                                Name: Robin L. Barber
                                                        Title: Senior Vice President,
                                                        Legal Counsel and Assistant Secretary

                                                     Lessee:


WITNESS:                                             BALANCED CARE TENANT (MT), INC., a
                                                     Delaware corporation

/s/Jaynelle D. Covert                                By:/s/Robin L. Barber       (SEAL)
Name: Jaynelle D. Covert                                Name: Robin L. Barber
                                                        Title: Vice President and
                                                               Secretary

WITNESS:                                             Lessor:

                                                     MEDITRUST ACQUISITION COMPANY II LLC,
                                                     a Delaware limited liability company


/s/Brian J. McGrath                                  By:/s/Kathryn Arnone       (SEAL)
Name: Brian J. McGrath                                  Name: Kathryn Arnone
                                                        Title: Secretary


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